EXHIBIT 21.3





                            THE TOLEDO EDISON COMPANY
                     LIST OF SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2001


The Toledo Edison Capital Corporation - Incorporated in Delaware





                            Statement of Differences
                            ------------------------

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2001, is not included in the printed document.